UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019 (August 21, 2019)

AMERICAN BRIVISION (HOLDING) CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd.

Fremont, CA 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 291-1291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2019, seven members of the board of directors (the “Board”) of American BriVision (Holding) Corporation (the “Company”), which constituted a quorum and majority of the Board and acted throughout the meeting, held a board meeting (the “Meeting”) via telephone to elect the officers of the Company, among other things. All of the Board members present at the Meeting unanimously appointed Mr. Chihliang An as the Company’s Chief Financial Officer (“CFO”) effective from September 1, 2019 for a term of three years.

Mr. Chihliang An, 38 years old, was the Managing Director of Investment Team at Yinyai Investment (Hong Kong) since September 2018 to June 2019. Prior to that, Mr. An served as a Senior Director of Sales and Operations at Goertek (USA) from March 2017 to August 2018 and a Director of Finance at BioKey, Inc., which is a wholly-owned subsidiary of the Company now, from March 2015 to February 2017. Mr. Chihliang An received a Bachelor of Art degree in Statistics from Tamkang University in Taiwan in 2003 and an MBA in Finance from University of Kentucky in 2007. Mr. Chihliang An and the Company entered into a stock award agreement on August 11, 2019, pursuant to which the Company shall award Mr. Chihliang An a total of 14,286 shares of the Company’s common stock, vesting equally over three years with the first tranche vested on August 12, 2019. Such shares are being issued pursuant to the Company’s 2016 stock incentive plan, which shares are included in the Company’s registration statement on Form S-8.

All of the Board members present at the Meeting, except Eugene Jiang, appointed Mr. Eugene Jiang, the current Chairman of the Board, as the Chief Business Officer, effective since September 1, 2019 for a term of three years. Mr. Eugene Jiang excused himself from the discussion regarding his appointment as the Chief Business Officer of the Company during the Board meeting. Mr. Eugene Jiang and the Company entered into two stock award agreements on August 12, 2019, pursuant to which the Company shall issue a total of 18,290 shares of the Company’s common stock, vesting equally over three years with the first tranche vested on August 12, 2019. Such shares are being issued pursuant to the Company’s 2016 stock incentive plan, which shares are included in the Company’s registration statement on Form S-8.

All of the Board members present at the Meeting, except Dr. Tsung-Shann Jiang, reelected Dr. Tsung-Shann Jiang as the Chief Strategy Officer, effective since September 1, 2019 for a term of three years. Dr. Tsung-Shann Jiang excused himself from the discussion regarding his appointment as the Chief Strategy Officer of the Company during the Board meeting.

In addition, all of the Board members present at the Meeting, unanimously reelected Dr. Chi-Hsin Richard King as the Chief Scientific Officer and Dr. Howard Doong as the Chief Executive Officer (“CEO”), both of which shall become effective on September 1, 2019 for a term of three years. Dr. Chi-Hsin Richard King and the Company entered into two stock award agreements on August 12, 2019, pursuant to which the Company shall issue a total of 21,430 shares of the Company’s common stock, vesting equally over three years with the first tranche vested on August 12, 2019. Dr. Howard Doong and the Company entered into a stock award agreement on August 13, 2019, pursuant to which the Company shall award Dr. Howard Doong a total of 21,429 shares of the Company’s common stock, vesting equally over two years with the first tranche vested on August 12, 2019. Such shares for Dr. Chi-Hsin Richard King and Dr. Howard Doong are being issued pursuant to the Company’s 2016 stock incentive plan, which shares are included in the Company’s registration statement on Form S-8.

There are no arrangements or understandings between the Company and any of the officers named above and any other person or persons pursuant to which each officer was appointed to the respective position.

Except as disclosed above, there are no transactions between the Company and each of the officers named above that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any of the officers named above in connection with his appointment to the respective position.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 5.02 of this Current Report are incorporated by reference herein. The issuance of shares to the officers as stated in Item 5.02 were made in reliance on exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BRIVISION (HOLDING) CORPORATION

Date: August 27, 2019	By:	/s/ Howard Doong
	Name:	Howard Doong
	Title:	Chief Executive Officer

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